Western Power & Equipment Corp.
Unaudited Pro-forma Financial Statements
($000, except per share amounts)



STATEMENT OF OPERATIONS
6-Months

                                                                                     Pro-forma After
                                    WPEC             CDK             Pro-forma          Completion
                                  01/31/03        12/31/02          Adjustments         of Merger
                                   -------         -------            -------            -------
Total Revenues                      48,757            --                                  48,757

Total Cost of Sales                 41,866            --                                  41,866
                                   -------         -------            -------            -------
Total Gross Margin                   6,891            --                 --                6,891

Operating Expenses                   4,664             486                                 5,150
                                   -------         -------            -------            -------
Operating Income                     2,227            (486)              --                1,741

Interest Expense                    (1,796)             (9)                               (1,805)
Other Income (Expense)                  95             (61)(1)                                34
                                   -------         -------            -------            -------
Total Interest/Other                (1,701)            (70)              --               (1,771)

Income (Loss) Before Taxes             526            (556)              --                  (30)

Income Tax Provision                    25            --                                      25
                                   -------         -------            -------            -------
Net Income (Loss)                      501            (556)              --                  (55)
                                   =======         =======            =======            =======

Weighted Average Common              4,003          36,196             26,796(2)           9,400
      Shares Outstanding

Net Income (Loss) per Share        $  0.13         $ (0.02)                              $ (0.01)
                                   =======         =======                               =======

(1)   Includes preferred stock dividend of $57
(2)   Reflects reverse stock split at time of merger

Western Power & Equipment Corp.
Unaudited Pro-forma Financial Statements
($000, except per share amounts)

STATEMENT OF OPERATIONS
6-Months

                                                                                     Pro-forma After
                                    WPEC             CDK             Pro-forma          Completion
                                  01/31/02        12/31/01          Adjustments         of Merger
                                   -------         -------            -------            -------
Total Revenues                      54,729             171                                54,900

Total Cost of Sales                 47,762             140                                47,902
                                   -------         -------            -------            -------
Total Gross Margin                   6,967              31               --                6,998

Operating Expenses                   5,121             579                                 5,700
                                   -------         -------            -------            -------
Operating Income                     1,846            (548)              --                1,298

Interest Expense                    (2,284)             (6)                               (2,290)
Other Income (Expense)                  54             (29)(1)                                25
                                   -------         -------            -------            -------
Total Interest/Other                (2,230)            (35)              --               (2,265)

Income (Loss) Before Taxes            (384)           (583)              --                 (967)

Income Tax Provision                    24            --                                      24
                                   -------         -------            -------            -------
Net Income (Loss)                     (408)           (583)              --                 (991)
                                   =======         =======            =======            =======

Weighted Average Common              3,403          31,718             22,318(2)           9,400
      Shares Outstanding

Net Income (Loss) per Share        $ (0.12)           $ (0.02)                           $ (0.11)
                                   =======            =======                            =======

(1)   Includes preferred stock dividend of $53
(2)   Reflects reverse stock split at time of merger

Western Power & Equipment Corp.
Unaudited Pro-forma Financial Statements
($000, except per share amounts)

BALANCE SHEET

                                                                                              Pro-forma After
                                             WPEC             CDK             Pro-forma          Completion
                                           01/31/03        12/31/02          Adjustments         of Merger
                                            -------         -------            -------            -------
Current Assets:
      Cash                                        5             761              2,000              2,766
      Accounts Receivable (Net)               6,974                                                 6,974
      Inventory (Net)                        23,126             147                                23,273
      Prepaid Expenses                          129              71                                   200
      Other                                    --               100                                   100
                                            -------         -------            -------            -------
Total Current Assets                         30,234           1,079              2,000             33,313

Long-term Assets:
      Property, Plant, & Equipment (Net)      3,138             107                                 3,245
      Rental Equipment (Net)                 15,052            --                                  15,052
      Note Receivable                          --               559                                   559
      Other                                     152              12                                   164
                                                            -------            -------            -------
Total Long-term Assets                       18,342             678               --               19,020

                                            -------         -------            -------            -------
Total Assets                                 48,576           1,757              2,000             52,333
                                            =======         =======            =======            =======

Western Power & Equipment Corp.
Unaudited Pro-forma Financial Statements
($000, except per share amounts)

BALANCE SHEET

                                                                                              Pro-forma After
                                             WPEC             CDK             Pro-forma          Completion
                                           01/31/03        12/31/02          Adjustments         of Merger
                                            -------         -------            -------            -------
Current Liabilities:
      Accounts Payable and Accrued Expenses   8,828             252                                 9,080
      Short-term Borrowings                  34,178              29                                34,207
      Term Debt                                 140                                                   140
      Accrued Payroll and Vacation              506                                                   506
      Capital Lease Obligation                    6                                                     6
      Borrowing under Floor Plan Financing    6,625                                                 6,625
      Other                                    --                38                                    38
                                            -------         -------            -------            -------
Total Current Liabilities                    50,283             319               --               50,602

Long-term Liablilities:
      Capital Lease Obligation                  928            --                                     928
      Other                                    --               256                                   256
                                            -------         -------            -------            -------
Total Long-term Liabilities                     928             256               --                1,184

Total Liabilities                            51,211             575               --               51,786

Stockholders' Equity:
      Common Stock                                4               3                 (3)(1)              4
      Preferred Stock                          --             1,480               --                1,480
      Additional Paid-in Capital             16,025          23,070            (22,196)(1)(2)      16,899
      Treasury Stock                           (844)            (16)               844(2)             (16)
      Accumulated Deficit                   (17,820)        (23,355)            23,355(2)         (17,820)
                                            -------         -------            -------            -------
Total Stockholders' Equity                   (2,635)          1,182              2,000                547

                                            -------         -------            -------            -------
Total Liabilities & Equity                   48,576           1,757              2,000             52,333
                                            =======         =======            =======            =======


(1) Reflects account receivable for certain asset sales at time of closing merger transaction
(2)   Consolidation elimination entry